UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
Filed by the Registrant  ☐
Filed by a Party other than the Registrant  ☑
Check the appropriate box:
☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☑	Soliciting Material Pursuant to § 240.14a-12
ALPHARMA INC.

(Name of Registrant as Specified in its Charter)
KING PHARMACEUTICALS, INC.

(Name of Person(s) Filing Proxy Statement, if other than Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies: N/A

(2)	Aggregate number of securities to which transaction applies: N/A

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A

(4)	Proposed maximum aggregate value of transaction: N/A

(5)	Total fee paid: N/A
☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid: N/A

(2)	Form, Schedule or Registration Statement No.: N/A

(3)	Filing Party: N/A

(4)	Date Filed: N/A

Following is a copy of a press release issued by King Pharmaceuticals, Inc. on September 11, 2008:
FOR IMMEDIATE RELEASE
KING TO COMMENCE CASH TENDER OFFER FOR ALPHARMA
AT $37 PER SHARE
BRISTOL, TN., September 11, 2008 — King Pharmaceuticals, Inc. (NYSE: KG) today announced that it intends to commence a cash tender offer to acquire all of the outstanding shares of Class A Common Stock of Alpharma Inc. (NYSE: ALO) for $37 per share in cash. This offer represents a 67% premium over the closing price of Alpharma Class A Common Stock on August 4, 2008, the date of King’s initial private written proposal to Alpharma, a 54% premium over the closing price on August 21, 2008, the last trading day prior to public disclosure of King’s proposal, and a 60% premium over Alpharma’s average closing price during the twelve-month period ended August 21, 2008. This price represents a total equity value of approximately $1.6 billion and an enterprise value of approximately $1.4 billion.
“We have determined it is necessary to take our enhanced offer directly to Alpharma stockholders in order to deliver significant value to them as expeditiously as possible,” said Chairman, President and Chief Executive Officer of King, Brian A. Markison. “This compelling transaction would deliver superior value to our respective stockholders and create a stronger platform to deliver innovation to patients, prescribers and customers.”
Mr. Markison concluded, “We are committed to completing this transaction and remain willing to work cooperatively with Alpharma.”
King expects that the transaction would be accretive to its GAAP earnings per share in the second year following completion of the transaction. The Company believes the proposed combination could receive all necessary regulatory approvals and be completed by the end of 2008.
The Company noted that it intends, if appropriate in order to facilitate its offer, to commence a consent solicitation to replace the Board of Directors of Alpharma with its own nominees.
Credit Suisse and Wachovia Securities are acting as financial advisors to King and Dewey & LeBoeuf LLP is acting as legal counsel.
Below is the text of the letter that was sent on September 11, 2008 to Alpharma’s President and Chief Executive Officer, Dean J. Mitchell, and its Board of Directors:

Mr. Dean J. Mitchell
President and Chief Executive Officer
Alpharma Inc.
440 Route 22 East
Bridgewater, NJ 08807
Dear Dean:
     I am disappointed that you and your Board of Directors have rejected our enhanced offer.
     In light of your decision, we have decided to publicly disclose our latest proposal to acquire all of the outstanding shares of Alpharma Class A Common Stock at a price of $37 per share in cash and to take this offer directly to your stockholders. This price represents a premium of 67% over the closing price of the Alpharma Class A Common Stock on August 4, 2008, the date of King’s initial private written proposal to Alpharma, and premium of 54% over the closing price on August 21, 2008, the last trading day prior to public disclosure of King’s initial proposal. We believe this is a compelling offer that your stockholders will find extremely attractive.
     Since early July of 2008, I have attempted to engage Alpharma’s management and Board of Directors in a substantive discussion of the merits of a negotiated business combination between King and Alpharma, without result.
     In our latest private offer of $37 per share in cash, we stated that we were prepared to enter into a merger agreement containing a “go-shop” provision whereby Alpharma would be permitted, after signing, to actively solicit third-party offers during an agreed-upon period of time. You have also declined this offer.
     While we would prefer to work cooperatively with you and your Board to complete a negotiated transaction, our Board of Directors has authorized management to commence a tender offer to purchase all of the outstanding shares of Class A Common Stock of Alpharma for $37 per share in cash, which we intend to do promptly.
     As you know we have retained Credit Suisse and Wachovia Securities as our financial advisors and Dewey & LeBoeuf LLP as our legal advisor to assist in completing this transaction. King and its advisors are ready to meet with you and your representatives to complete the transaction promptly.
     I hope to hear from you soon.
Very truly yours,

Brian Markison
Chairman of the Board,
President and Chief Executive Officer

cc:	To the attention of Alpharma Inc.’s Board of Directors
Mr. Peter G. Tombros, Chairman of the Board
Mr. Finn-Berg Jacobsen, Director
Mr. Peter Ladell, Director
Mr. Ramon Perez, Director
Mr. David U’Prichard, Director
About King Pharmaceuticals, Inc.
King, headquartered in Bristol, Tennessee, is a vertically integrated branded pharmaceutical company. King, an S&P 500 Index company, seeks to capitalize on opportunities in the pharmaceutical industry through the development, including through in-licensing arrangements and acquisitions, of novel branded prescription pharmaceutical products and technologies that complement the Company’s focus in specialty-driven markets, particularly neuroscience, hospital and acute care. King strives to be a leader and partner of choice in bringing innovative, clinically-differentiated medicines and technologies to market.
Forward-looking Statements
This press release contains forward-looking statements. King Pharmaceuticals, Inc. (“King”) disclaims any intent or obligation to update these forward- looking statements. All statements contained in this document that are not clearly historical in nature or that necessarily depend on future events are forward-looking, and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. Such statements are based on management’s current expectations, but actual results may differ materially due to various factors such as King’s ability to complete the tender offer as expected; King’s ability to achieve the synergies and value creation contemplated by the proposed transaction; King’s ability to promptly and effectively integrate the businesses of Alpharma Inc. (“Alpharma”) and King and any necessary actions to obtain required regulatory approvals; the potential of King’s branded pharmaceutical products; expectations regarding the enforceability and effectiveness of product-related patents; expected trends and projections with respect to particular products, reportable segment and income and expense line items; the adequacy of King’s liquidity and capital resources; anticipated capital expenditures; the acceptance, priority review or approval of certain New Drug Applications; the development, approval and successful commercialization of certain products; the successful execution of growth and restructuring strategies, including King’s accelerated strategic shift; anticipated developments and expansions of King’s business; plans for the manufacture of some of King’s products; the potential costs, outcomes and timing of research, clinical trials and other development activities involving pharmaceutical products; the development of product line extensions; the expected timing of the initial marketing of certain products; products developed, acquired or in-licensed that may be commercialized; King’s intent, beliefs or current expectations, primarily with respect to future operating performance; expectations regarding sales growth, gross margins, manufacturing productivity, capital expenditures and effective tax rates; expectations regarding the outcome of various pending legal proceedings; expectations regarding King’s financial condition and liquidity as well as future cash flows and earnings; expectations regarding the ability to liquidate King’s holdings of auction rate securities and the temporary nature of the unrealized losses recorded in connection with these securities. Forward-looking statements involve risks and uncertainties. For further information regarding these and other risks related to King’s business, investors should consult King’s most recent Annual Report on Form 10-K for the year ended December 31, 2007 and King’s quarterly reports on Form 10-Q and other documents filed by King with the Securities and Exchange Commission (“SEC”).

Important Additional Information about the Tender Offer
The tender offer described in this press release has not yet commenced, and this press release is neither an offer to purchase nor a solicitation of an offer to sell Alpharma Class A Common Stock. The solicitation and offer to buy Alpharma’s Class A Common Stock will only be made pursuant to an offer to purchase and related materials that King intends to file promptly. Investors and security holders are urged to read any such disclosure documents filed with the SEC, including the tender offer statement and related documents, carefully in their entirety when they become available because they will contain important information. Investors and security holders will be able to obtain free copies of any such documents filed with the SEC by King at www.kingpharm.com and through the web site maintained by the SEC at www.sec.gov. Free copies of any such documents (when available) can also be obtained by directing a request to King’s information agent, Innisfree M&A Incorporated, at (877) 687-1875.
Important Additional Information about the Consent Solicitation
This press release is not a substitute for any disclosure documents, including the proxy statement, King will file with the SEC and send to Alpharma stockholders in connection with the solicitation of the stockholders of Alpharma or in connection with any business combination transaction with Alpharma, as required. Investors and security holders are urged to read any such disclosure documents filed with the SEC, including the proxy statement and related documents, carefully in their entirety when they become available because they will contain important information. Investors and security holders will be able to obtain free copies of any such documents filed with the SEC by King at www.kingpharm.com and through the web site maintained by the SEC at www.sec.gov. Free copies of any such documents (when available) can also be obtained by directing a request to King’s proxy solicitor, Innisfree M&A Incorporated, at (877) 687-1875.
King and certain of its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of any business combination transaction or solicitation of the stockholders of Alpharma. As of the date of this press release, King is the beneficial owner of 10 shares of Alpharma Class A Common Stock. Information regarding King’s directors and executive officers is available in its Annual Report on Form 10-K for the year ended December 31, 2007, which was filed with the SEC on February 29, 2008, and its Proxy Statement for its 2008 Annual Meeting of Stockholders, which was filed with the SEC on April 15, 2008.
EXECUTIVE OFFICES
KING PHARMACEUTICALS, INC.
501 FIFTH STREET, BRISTOL, TENNESSEE 37620

*  *  *  *  *  *  *

Following is a copy of the slides accompanying a presentation given by King Pharmaceuticals, Inc. on September 11, 2008:

(c) King Pharmaceuticals, 2008. No materials contained in this presentation shall be reproduced or redistributed in any form. King's Offer to Acquire Alpharma Inc. Creates a Leading Specialty Pharma Company September 2008

Forward-looking Statements This document contains forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995 (the "Act"). King Pharmaceuticals, Inc. ("King") disclaims any intent or obligation to update these forward-looking statements, and claims the protection of the Safe Harbor for forward-looking statements contained in the Act. All statements contained in this document that are not clearly historical in nature or that necessarily depend on future events are forward-looking, and the words "anticipate," "believe," "expect," "estimate," "plan," and similar expressions are generally intended to identify forward-looking statements. Such statements are based on management's current expectations, but actual results may differ materially due to various factors such as King's ability to complete the tender offer as expected; King's ability to achieve the synergies and value creation contemplated by the proposed transaction; King's ability to promptly and effectively integrate the businesses of Alpharma Inc. ("Alpharma") and King and any necessary actions to obtain required regulatory approvals; the potential of King's branded pharmaceutical products; expectations regarding the enforceability and effectiveness of product-related patents; expected trends and projections with respect to particular products, reportable segment and income and expense line items; the adequacy of King's liquidity and capital resources; anticipated capital expenditures; the acceptance, priority review or approval of certain New Drug Applications; the development, approval and successful commercialization of certain products; the successful execution of growth and restructuring strategies, including King's accelerated strategic shift; anticipated developments and expansions of King's business; plans for the manufacture of some of King's products; the potential costs, outcomes and timing of research, clinical trials and other development activities involving pharmaceutical products; the development of product line extensions; the expected timing of the initial marketing of certain products; products developed, acquired or in-licensed that may be commercialized; King's intent, beliefs or current expectations, primarily with respect to future operating performance; expectations regarding sales growth, gross margins, manufacturing productivity, capital expenditures and effective tax rates; expectations regarding the outcome of various pending legal proceedings; expectations regarding King's financial condition and liquidity as well as future cash flows and earnings; expectations regarding the ability to liquidate King's holdings of auction rate securities and the temporary nature of the unrealized losses recorded in connection with these securities. Forward-looking statements involve risks and uncertainties. For further information regarding these and other risks related to King's business, investors should consult King's most recent Annual Report on Form 10-K for the year ended December 31, 2007 and King's quarterly reports on Form 10-Q and other documents filed by King with the U.S. Securities and Exchange Commission ("SEC"). Important Additional Information about the Tender Offer The tender offer described in this document has not yet commenced, and this document is neither an offer to purchase nor a solicitation of an offer to sell Alpharma Class A Common Stock. The solicitation and offer to buy Alpharma's Class A Common Stock will only be made pursuant to an offer to purchase and related materials that King intends to file promptly. Investors and security holders are urged to read any such disclosure documents filed with the SEC, including the tender offer statement and related documents, carefully in their entirety when they become available because they will contain important information. Investors and security holders will be able to obtain free copies of any such documents filed with the SEC by King at www.kingpharm.com and through the web site maintained by the SEC at www.sec.gov. Free copies of any such documents (when available) can also be obtained by directing a request to King's information agent, Innisfree M&A Incorporated, at (877) 687-1875. Important Additional Information about the Consent Solicitation This document is not a substitute for any disclosure documents, including the proxy statement, King will file with the SEC and send to Alpharma stockholders in connection with the solicitation of the stockholders of Alpharma or in connection with any business combination transaction with Alpharma, as required. Investors and security holders are urged to read any such disclosure documents filed with the SEC, including the proxy statement and related documents, carefully in their entirety when they become available because they will contain important information. Investors and security holders will be able to obtain free copies of any such documents filed with the SEC by King at www.kingpharm.com and through the web site maintained by the SEC at www.sec.gov. Free copies of any such documents (when available) can also be obtained by directing a request to King's proxy solicitor, Innisfree M&A Incorporated, at (877) 687-1875. King and certain of its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of any business combination transaction or solicitation of the stockholders of Alpharma. As of the date of this document, King is the beneficial owner of 10 shares of Alpharma Class A Common Stock. Information regarding King's directors and executive officers is available in its Annual Report on Form 10-K for the year ended December 31, 2007, which was filed with the SEC on February 29, 2008, and its Proxy Statement for its 2008 Annual Meeting of Stockholders, which was filed with the SEC on April 15, 2008.

Presentation Outline 1. Transaction Summary and Rationale 2. King's Strategy 3. King-Alpharma Combination

1. Transaction Summary and Rationale

Transaction Update King commenced tender offer to acquire Alpharma for $37 per share1 Fully committed financing Filed for HSR approval and confident that regulatory requirements will be met in a timely manner Transaction expected to close by the end of 2008

Enhanced Offer Delivers Superior Value to Alpharma Stockholders Tender offer price of $37 per share in cash provides: 67% premium to Alpharma's closing price on August 4, 2008 (the date of King's initial private written proposal) 54% premium to Alpharma's closing price on August 21, 2008 (the last trading day prior to public disclosure of King's proposal) 60% premium to Alpharma's average closing price for the twelve month period ended August 21, 2008 Immediate cash value Price implies a total equity value of approximately $1.6 billion and an enterprise value of approximately $1.4 billion

Transaction Creates Stronger Platform for King's Long-Term Growth Creates a leading specialty pharmaceutical company with greater scale and capabilities Expanded portfolio of pain management products - including multiple platform technologies designed to deliver new innovative products Four potential product launches in 2009 - including REMOXY(r), EMBEDA(tm), and ACUROX(tm) designed to resist or deter common methods of opioid misuse and abuse Alpharma's Animal Health division, a leading feed additives business, provides an additional reliable source of cash flow Significant opportunity to drive revenue and achieve $50 to $70 million in cost synergies in the second year2 Expected to be accretive to GAAP EPS in the second full year following completion Combines highly complementary businesses Adds expertise and portfolio depth in pain management Further diversifies King's business Robust pipeline of late-stage products Drives efficiencies through enhanced scale

2. King's Strategy

King Today A developer and acquirer of novel branded prescription pharmaceutical products that have significant market potential Focused in three specialty driven markets Neuroscience Hospital Acute Care A leader and partner of choice in bringing innovative, clinically-differentiated medicines and technologies to market

King's Current Portfolio

	Phase II & Earlier	Phase III	In Market
Neuroscience	• T-62 • Oradur™ Technology Platform (PTIE)[3] • Aversion® Technology Platform (Acura)[4]	• Remoxy® • Acurox™ Tablets	• Skelaxin® • Avinza®
Hospital		• Thrombi-Gel® (surgical indication) • Thrombi-Paste™ • CorVue®	• Thrombin-JMI® • Thrombi-Pad™ • Thrombi-Gel® • Epistaxis Kit
Acute Care	• Auto-injector Platforms	• Vanquix®	• EpiPen® • EpiPen® Canada • Bio-defense products
Other Assets			• Altace® • Levoxyl® • Cytomel® • Bicillin® • Other Legacy Products

King Pharmaceuticals
9

Sales Force: 415 Avinza(r) Skelaxin(r) Neuroscience/Pain Specialists Sales Force: 155 Avinza(r) Skelaxin(r) Hospital Specialists Sales Force: 120 Thrombin-JMI(r) Thrombi-Gel(r) Thrombi-Pad(tm) Epistaxis Kit Fully-Aligned 690 Person Sales Force Primary Care EXPERIENCED MANAGED CARE TEAM

DEVELOPMENT MARKETED Remoxy(r) Acurox(tm) Tablets Avinza(r) Neuroscience Portfolio Immediate and Extended Release Abuse-deterrent Platforms Position King as a Leader in Pain Management Skelaxin(r) T-62 Oradur(tm) Technology Platform (PTIE) Aversion(r) Technology Platform (Acura)

Focus on Pain: Patient Landscape More than 75 million Americans suffer from pain - more than the number of people with diabetes, heart disease and cancer combined5 An estimated 50 million Americans live with chronic pain, a serious and complex medical condition6 Commonly caused by arthritis, lower back, muscle, bone/joint pain, fibromyalgia Approximately 25 million Americans suffer from acute pain each year due to injuries or surgery5

Issues in the Treatment of Pain - a Complex Societal Issue Chronic pain often remains undertreated Despite the availability of effective prescription opioid pain medications Misuse, abuse and diversion of opioid products has significantly influenced physicians' willingness to prescribe them In fact, the misuse7, abuse8 and diversion9 are especially prevalent among young adults Heightening public awareness and creating an impediment to greater patient access and adequate treatment

Prescription Opioid Abuse - A Significant and Growing Problem 5.2 million Americans used prescription pain relievers for non-medical use in 200610 Each day approximately 2,500 teens try abusing prescription painkillers for the first time11 4.3% of high school seniors abused long-acting oxycodone 9.7% of high school seniors abused short-acting hydrocodone products12 More than three in five say prescription pain relievers are easy to get from parents' medicine cabinets13 Total cost of opioid abuse = $9.5 billion (2005)14

Market Opportunity

Current value of the US analgesic market is $11.6[15] billion

Extended Release
Opioid Segment

$4 Billion[15]
19 Million TRx's

Oradur™ compounds

Current Marketplace
OxyContin
Duragesic
Avinza
Kadian
MS-Contin
Opana ER
Various Generics

Sales force coverage for Oradur™ compounds would also cover 75% of Aversion® IR Products targets

Immediate Release
Opioid Segment

$2 Billion[15]
170 Million TRx's

Aversion® IR Products

Current Marketplace
Vicodin
Tylenol w Codeine
Percocet
Dialaudid
Opana IR
Various Generics

5% market share of short/long-acting opioid markets in 2010 =
Over $700 Million (branded pricing)[16]

15

King Pharmaceuticals

An Integrated Approach to Growth Specialty Driven Markets Corporate Growth Strategy Organic Growth Maximize current product potential Develop pipeline products Enhance capabilities and maximize efficiency Leverage core capabilities and assets Develop partnerships for promising products and technologies Opportunistically expand into new markets Business Development Neuroscience Hospital Acute Care

3. King-Alpharma Combination

Combined Company Creates A Diversified Pain Portfolio

	King	Alpharma	Combined
Neuroscience/ Pain	Skelaxin® Avinza® Remoxy® (NDA Filed) Acurox™ (Phase III) T-62 (Phase II)	Kadian® Flector® Patch Embeda™ (NDA Filed) Ketoprofen Gel (Phase III)	Skelaxin® Avinza® Remoxy® (NDA Filed) Acurox™ (Phase III) Kadian® Flector® Patch Embeda (NDA Filed) Ketoprofen Gel (Phase III) T-62 (Phase II)
Hospital	Thrombin-JMI® Thrombi-Pad™ Thrombi-Gel® Epistaxis Kit CorVue® (Phase III)		Thrombin-JMI® Thrombi-Pad™ Thrombi-Gel® Epistaxis Kit CorVue® (Phase III)
Acute Care	EpiPen® Bio-defense products Vanquix (Phase III)		EpiPen® Bio-defense products Vanquix (Phase III)
Animal Health		A leading feed additives business	A leading feed additives business

Items in green are products in development

Enhanced opportunities and capabilities in pain management

King Pharmaceuticals

18

Combined R&D Pipeline

Product/Platform		DESCRIPTION	STATUS
Remoxy®	abuse-resistant	Long-acting oxycodone capsules	NDA Filed/Priority Review
Embeda™	abuse-deterrent	Long-acting morphine tablets	NDA Filed/Priority Review
Acurox™	abuse-deterrent	Short-acting oxycodone tablets	NDA Submission 4Q/08
Ketoprofen in TRANSFERSOME® Gel		Topical non-steroidal anti-inflammatory ("NSAID")	Phase III Ongoing
CorVue®		Pharmacologic stress imaging agent	NDA Submission 4Q/08
Vanquix®		Diazepam auto-injector	Phase III Ongoing
T-62		Adenosine A1 allosteric enhancer	Phase II Beginning 2H/08

PLATFORM TECHNOLOGIES

Oradur™ Technology Platform	Remoxy® and other long-acting, abuse-resistant opioids
Aversion® Technology Platform	Acurox™ and other short-acting abuse-resistant/deterrent opioids
Sequestered Naltrexone Platform	Embeda™ and other abuse-deterrent opioids
Meridian Auto-injector Platform	Multiple applications

King Pharmaceuticals

19

Compelling Transaction Value creation for both King and Alpharma stockholders Strong strategic fit Opportunity to increase scale and depth in neuroscience/pain Excellent platform for sustainable, long-term growth Proposed combination could receive all necessary regulatory approvals and be completed by the end of 2008 King is committed to completing the Alpharma transaction

End Notes See King's Schedule TO on file with the SEC for the full terms and conditions of the offer Principally from savings in general and administrative expenses, research and development expenses and savings to be achieved by avoiding the expense of hiring additional sales representatives for the anticipated launch of Remoxy in 2009. Specific assumptions, factors considered and limitations on estimates apply to the ability to achieve the savings, such as King's ability to achieve the value creation contemplated by the proposed transaction with Alpharma, King's ability to promptly and effectively integrate the businesses of Alpharma, any necessary actions to obtain required regulatory approvals and other risk factors referenced in King's most recent Annual Report on Form 10-K for the year ended December 31, 2007 and King's quarterly reports on Form 10-Q. Oradur(tm) is a trademark of Durect Corporation Aversion(r) is a registered trademark of Acura Pharmaceuticals, Inc. American Pain Foundation. Pain Facts and Figures. ttp://www.painfoundation.org/page.asp?file=Newsroom/PainFacts.htm. Accessed January 30, 2008. American Pain Foundation. Fast Facts About Pain. 2. http://www.painfoundation.org/page.asp?file=library/FastFacts.htm. Accessed January 30, 2008. Misuse: the use of a medication (for medical purpose) other than as directed or as indicated, whether willful or unintentional, and whether harm results or not. Abuse: the intentional self-administration of a medication for a non-medical purpose, such as altering one's state of consciousness (e.g. getting high) Diversion: the intentional removal of a medication from legitimate distribution and dispensing channels Substance Abuse and Mental Health Services Administration Office of Applied Studies. Rockville, MD: 2007. Results from the 2006 National Survey on Drug Use and Health: National Findings DHHS Publication No. SMA 07-4293. http://www.oas.samhsa.gov/nsduh/2k6nsduh/2k6Results.pdf. Published September 2007. Accessed February 26, 2008. Office of National Drug Control Policy. National Youth Anti-Drug Media Campaign: Campaign Overview Fact Sheet. http://www.mediacampaign.org/newsroom/press08/fs_012408.pdf. Published January 24, 2008. Accessed February 26, 2008. Johnston, LD, O'Malley, PM, Bachman, JG, Schulenberg, JE. Secondary School Students. Bethesda, MD: National Institute on Drug Abuse; 2007. Monitoring the Future: National Survey Results on Drug Use, 1975-2006; vol I. NIH Publication 07-6205. http://www.monitoringthefuture.org/pubs/monographs/vol1_2006.pdf. Published September 2007. Accessed February 26, 2008. The Partnership for Drug Free America. The Partnership Attitude Tracking Study - Teens 2005 (PATS). http://www.drugfree.org/Files/Full_Teen_Report. Published May 15, 2006. Accessed February 26, 2008. Birnbaum HG, White AG, Reynolds JL, et al. Estimated Costs of Prescription Opioid Analgesic Abuse in the United States in 2001. Clin J Pain 2006; 22(8). Source: IMS Oct. 06-07 Acurox(r) and Remoxy(r) are abuse deterrent opioids under development by King. On August 12, 2008, Pain Therapeutics, Inc and King announced that the New Drug Application ("NDA") for Remoxy(r) was accepted and granted Priority Review by the U.S. Food and Drug Administration (the "FDA") and on June 17, 2008, Acura Pharmaceuticals, Inc. and King announced positive results for Phase III testing of Acurox(r) and indicated they expect to submit the NDA for Acurox(r) to the FDA by the end of 2008. Based on data compiled by IMS Health (June 2008 data received in July) in the past year, sales of short acting opioids and long acting opioids taken together, were estimated to be approximately $37 billion at branded pricing. However, King believes a discount of 60% on such gross sales estimates would be appropriate, to take into account the expected mix of competitive generic pricing and branded pricing for such products under development. Even at this discount, estimated sales of such products could be as much as approximately $15 billion. Specific assumptions, factors considered and limitations on estimates apply to the foregoing opportunity, including the possibility that sales representative coverage will not be optimized, possible adverse effects of new competing products becoming commercially available in the next 3 years, and other risk factors referenced in King's periodic reports (as filed on King's most recent Annual Report on Form 10-K for the year ended December 31, 2007 and its quarterly reports on Form 10-Q).
*  *  *  *  *  *  *

Following is the text of an email sent to employees of King Pharmaceuticals, Inc. on September 11, 2008:
Dear Fellow Employee:
Today we announced that we intend to commence a cash tender offer to acquire all of the outstanding shares of Class A Common Stock of Alpharma Inc. for an enhanced price of $37 per share. For your convenience, a copy of the press release is available on King Connects.
We strongly believe that the proposed combination would provide increased capabilities and resources to successfully launch new products and develop pipeline opportunities while delivering significant benefits and superior value to the stockholders and employees of both companies.
Our announcement today is likely to create media interest and it is imperative that the Company speak with one voice. Therefore, in the event that you are contacted by members of the media or financial community regarding this proposed transaction, please continue to refer all inquiries directly to Corporate Affairs at (423) 989-8711. As a reminder, I cannot stress enough the importance of refraining from speculative communications, whether verbal or through email, and I ask that you continue to focus on our business objectives.
On behalf of our Board of Directors and senior leadership team, I thank you for your continued focus, commitment and valued contributions to our business.
Brian A. Markison
Chairman, President and Chief Executive Officer

Forward-looking Statements
This document contains forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995 (the “Act”). King Pharmaceuticals, Inc. (“King”) disclaims any intent or obligation to update these forward-looking statements, and claims the protection of the Safe Harbor for forward-looking statements contained in the Act. All statements contained in this document that are not clearly historical in nature or that necessarily depend on future events are forward-looking, and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. Such statements are based on management’s current expectations, but actual results may differ materially due to various factors such as King’s ability to complete the tender offer as expected; King’s ability to achieve the synergies and value creation contemplated by the proposed transaction; King’s ability to promptly and effectively integrate the businesses of Alpharma Inc. (“Alpharma”) and King and any necessary actions to obtain required regulatory approvals; the potential of King’s branded pharmaceutical products; expectations regarding the enforceability and effectiveness of product-related patents; expected trends and projections with respect to particular products, reportable segment and income and expense line items; the adequacy of King’s liquidity and capital resources; anticipated capital expenditures; the acceptance, priority review or approval of certain New Drug Applications; the development, approval and successful commercialization of certain products; the successful execution of growth and restructuring strategies, including King’s accelerated strategic shift; anticipated developments and expansions of King’s business; plans for the manufacture of some of King’s products; the potential costs, outcomes and timing of research, clinical trials and other development activities involving pharmaceutical products; the development of product line extensions; the expected timing of the initial marketing of certain products; products developed, acquired or in-licensed that may be commercialized; King’s intent, beliefs or current expectations, primarily with respect to future operating performance; expectations regarding sales growth, gross margins, manufacturing productivity, capital expenditures and effective tax rates; expectations regarding the outcome of various pending legal proceedings; expectations regarding King’s financial condition and liquidity as well as future cash flows and earnings; expectations regarding the ability to liquidate King’s holdings of auction rate securities and the temporary nature of the unrealized losses recorded in connection with these securities. Forward-looking statements involve risks and uncertainties. For further information regarding these and other risks related to King’s business, investors should consult King’s most recent Annual Report on Form 10-K for the year ended December 31, 2007 and King’s quarterly reports on Form 10-Q and other documents filed by King with the U.S. Securities and Exchange Commission (“SEC”).
Important Additional Information about the Tender Offer
The tender offer described in this document has not yet commenced, and this document is neither an offer to purchase nor a solicitation of an offer to sell Alpharma Class A Common Stock. The solicitation and offer to buy Alpharma’s Class A Common Stock will only be made pursuant to an offer to purchase and related materials that King intends to file promptly. Investors and security holders are urged to read any such disclosure documents filed with the SEC, including the tender offer statement and related documents, carefully in their entirety when they become available because they will contain important information. Investors and security holders will be able to obtain free copies of any such documents filed with the SEC by King at www.kingpharm.com and through the web site maintained by the SEC at www.sec.gov. Free copies of any such documents (when available) can also be obtained by directing a request to King’s information agent, Innisfree M&A Incorporated, at (877) 687-1875.
Important Additional Information about the Consent Solicitation
This document is not a substitute for any disclosure documents, including the proxy statement, King will file with the SEC and send to Alpharma stockholders in connection with the solicitation of the stockholders of Alpharma or in connection with any business combination transaction with Alpharma, as required. Investors and security holders are urged to read any such disclosure documents filed with the SEC, including the proxy statement and related documents, carefully in their entirety when they become available because they will contain important information. Investors and security holders will be able to obtain free copies of any such documents filed with the SEC by King at www.kingpharm.com and through the web site maintained by the SEC at www.sec.gov. Free copies of any such documents (when available) can also be obtained by directing a request to King’s proxy solicitor, Innisfree M&A Incorporated, at (877) 687-1875.
King and certain of its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of any business combination transaction or solicitation of the stockholders of Alpharma. As of the date of this document, King is the beneficial owner of 10 shares of Alpharma Class A Common Stock. Information regarding King’s directors and executive officers is available in its Annual Report on Form 10-K for the year ended December 31, 2007, which was filed with the SEC on February 29, 2008, and its Proxy Statement for its 2008 Annual Meeting of Stockholders, which was filed with the SEC on April 15, 2008.